Exhibit (d)(15)

JOHN HANCOCK FUNDS II

AMENDMENT TO SUBADVISORY AGREEMENT

AMENDMENT made as of this 27th day of March, 2025 to the Subadvisory Agreement dated January 1, 2014, as amended (the “Agreement”), between John Hancock Investment Management LLC, (formerly, John Hancock Advisers, LLC), a Delaware limited liability company (the “Adviser”), and Manulife Investment Management (US) LLC (formerly, John Hancock Asset Management a division of Manulife Asset Management (US) LLC), a Delaware limited liability company (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A of the Agreement relating to the compensation of the Subadviser is amended to add the following new portfolios: 2070 Lifetime Blend Portfolio and Multimanager 2070 Lifetime Portfolio.

2.	EFFECTIVE DATE

The Amendment shall become effective April 24, 2025, with respect to the Fund, following approval of the Amendment by the Board of Trustees of John Hancock Funds II.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT LLC

By:	/s/ Jay Aronowitz
Name:	Jay Aronowitz
Title:	Chief Investment Officer

MANULIFE INVESTMENT MANAGEMENT (US) LLC

By:	/s/ Diane Landers
Name:	Diane Landers
Title:	President and COO

2

APPENDIX A

The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

Portfolio	First $250 million of Aggregate Net Assets*		Next $500 million of Aggregate Net Assets*		Excess Over $750 million of Aggregate Net Assets*
Emerging Markets Debt Fund	XXX	%	XXX	%	XXX	%

Portfolio	First $2.5 billion of Aggregate Net Assets*		Excess Over $2.5 billion of Aggregate Net Assets*
Fundamental All Cap Core Fund	XXX	%	XXX	%

Portfolio	First $1 billion		Excess over $1 billion
Fundamental Global Franchise Fund	XXX	%	XXX	%

Portfolio	First $1 billion of Aggregate Net Assets*		Excess over $1 billion of Aggregate Net Assets*
Global Equity Fund	XXX	%	XXX	%

Portfolio	First $500 million of Aggregate Net Assets*		Next $3 Billion of Aggregate Net Assets*		Next $4 Billion of Aggregate Net Assets*		Next $4.5 Billion of Aggregate Net Assets*		Excess Over $12 Billion of Aggregate Net Assets*
Strategic Income Opportunities Fund	XXX	%	XXX	%	XXX	%	XXX	%	XXX	%

Portfolio	First $2.5 Billion of Aggregate Net Assets*		Next $5 Billion of Aggregate Net Assets*		Next $2.5 Billion of Aggregate Net Assets*		Next $5 Billion of Aggregate Net Assets*		Next $10 Billion of Aggregate Net Assets*		Excess Over $25 Billion of Aggregate Net Assets*
International Strategic Equity Allocation Fund	XXX	%	XXX	%	XXX	%	XXX	%	XXX	%	XXX	%
Strategic Equity Allocation Fund	XXX	%	XXX	%	XXX	%	XXX	%	XXX	%	XXX	%

Portfolio	First $2.5 Billion of Aggregate Net Assets*		Next $5 Billion of Aggregate Net Assets*		Next $2.5 Billion of Aggregate Net Assets*		Next $5 Billion of Aggregate Net Assets*		Next $10 Billion of Aggregate Net Assets*		Excess Over $25 Billion of Aggregate Net Assets*
U.S. Sector Rotation Fund	XXX	%	XXX	%	XXX	%	XXX	%	XXX	%	XXX	%

Portfolio	All Asset Levels
Alternative Asset Allocation Fund	XXX	%

Portfolio	Fee on assets invested in a fund of John Hancock Funds II and John Hancock Funds III
Multi-Asset High Income Fund	XXX% - First $5 billion XXX% - Excess over $5 billion

Fee on other assets
XXX% - First $1.5 billion XXX% - Excess over $1.5 billion

Portfolio	All Asset Levels
2010 Lifetime Blend Portfolio	XXX	%
2015 Lifetime Blend Portfolio
2020 Lifetime Blend Portfolio
2025 Lifetime Blend Portfolio
2030 Lifetime Blend Portfolio
2035 Lifetime Blend Portfolio
2040 Lifetime Blend Portfolio
2045 Lifetime Blend Portfolio
2050 Lifetime Blend Portfolio
2055 Lifetime Blend Portfolio
2060 Lifetime Blend Portfolio
2065 Lifetime Blend Portfolio
2070 Lifetime Blend Portfolio
Lifestyle Blend Aggressive Portfolio
Lifestyle Blend Balanced Portfolio
Lifestyle Blend Conservative Portfolio
Lifestyle Blend Growth Portfolio
Lifestyle Blend Moderate Portfolio

Portfolio	All Asset Levels
Multimanager 2010 Lifetime Portfolio	XXX	%
Multimanager 2015 Lifetime Portfolio
Multimanager 2020 Lifetime Portfolio
Multimanager 2025 Lifetime Portfolio
Multimanager 2030 Lifetime Portfolio
Multimanager 2035 Lifetime Portfolio
Multimanager 2040 Lifetime Portfolio
Multimanager 2045 Lifetime Portfolio
Multimanager 2050 Lifetime Portfolio
Multimanager 2055 Lifetime Portfolio
Multimanager 2060 Lifetime Portfolio
Multimanager 2065 Lifetime Portfolio
Multimanager 2070 Lifetime Portfolio
Multimanager Lifestyle Aggressive Portfolio
Multimanager Lifestyle Balanced Portfolio
Multimanager Lifestyle Conservative Portfolio
Multimanager Lifestyle Growth Portfolio
Multimanager Lifestyle Moderate Portfolio

*

The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust managed by the Subadviser. It also includes the net assets of one or more other portfolios of the Trust or other trusts as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the Custodian as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund or trust are determined as of the close of business on the previous business day of that fund.

Trust Portfolios	Other Portfolios
Fundamental All Cap Core Fund	Fundamental All Cap Core Trust, a series of John Hancock Variable Insurance Trust John Hancock Fundamental All Cap Core ETF, a series of John Hancock Exchange-Traded Fund Trust

Fundamental Global Franchise Fund	Not Applicable

Global Equity Fund	Global Trust, a series of John Hancock Variable Insurance Trust Mutual Shares Trust, a series of John Hancock Variable Insurance Trust

International Strategic Equity Allocation Fund

Strategic Equity Allocation Fund, a series of the Trust

Strategic Equity Allocation Trust, a series of John Hancock Variable Insurance Trust

U.S. Strategic Equity Allocation Fund, a series of the Trust

Multi-Asset High Income Fund	N/A

Strategic Equity Allocation Fund	International Strategic Equity Allocation Fund, a series of the Trust Strategic Equity Allocation Trust, a series of John Hancock Variable Insurance Trust

U.S. Strategic Equity Allocation Fund, a series of the Trust

Strategic Income Opportunities Fund

Strategic Income Opportunities Trust, a series of John Hancock Variable Insurance Trust

The SIO Sleeve of Income Allocation Fund, a series of the Trust

Strategic Income Opportunities Fund, a sub-fund of John Hancock Worldwide Investors, PLC

U.S. Sector Rotation Fund

International Strategic Equity Allocation Fund, a series of the Trust

Strategic Equity Allocation Fund, a series of the Trust

Strategic Equity Allocation Trust, a series of John Hancock Variable Insurance Trust

Alternative Asset Allocation Fund

Emerging Markets Debt Fund

2010 Lifetime Blend Portfolio

2015 Lifetime Blend Portfolio

2020 Lifetime Blend Portfolio

2025 Lifetime Blend Portfolio

2030 Lifetime Blend Portfolio

2035 Lifetime Blend Portfolio

2040 Lifetime Blend Portfolio

2045 Lifetime Blend Portfolio

2050 Lifetime Blend Portfolio

2055 Lifetime Blend Portfolio

2060 Lifetime Blend Portfolio

2065 Lifetime Blend Portfolio

2070 Lifetime Blend Portfolio

Lifestyle Blend Aggressive Portfolio

Lifestyle Blend Balanced Portfolio

Lifestyle Blend Conservative Portfolio

Lifestyle Blend Growth Portfolio

Lifestyle Blend Moderate Portfolio

Multimanager 2010 Lifetime Portfolio

Multimanager 2015 Lifetime Portfolio

Multimanager 2020 Lifetime Portfolio

Multimanager 2025 Lifetime Portfolio

Multimanager 2030 Lifetime Portfolio

Multimanager 2035 Lifetime Portfolio

Multimanager 2040 Lifetime Portfolio

Multimanager 2045 Lifetime Portfolio

Not Applicable

Multimanager 2050 Lifetime Portfolio

Multimanager 2055 Lifetime Portfolio

Multimanager 2060 Lifetime Portfolio

Multimanager 2065 Lifetime Portfolio

Multimanager 2070 Lifetime Portfolio

Multimanager Lifestyle Aggressive Portfolio

Multimanager Lifestyle Balanced Portfolio

Multimanager Lifestyle Conservative Portfolio

Multimanager Lifestyle Growth Portfolio

Multimanager Lifestyle Moderate Portfolio

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.